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                                                                    EXHIBIT 99.1
For Immediate Release:

Contacts:
Stephen J. Schoepfer, EVP & COO
JAG Media Holdings, Inc.
(888) 828-4174
steve@jagnotes.com

     JAG Media Holdings, Inc. Announces Retention of New Transfer Agent and
          New Effective Date for Amendment of Articles of Incorporation

Boca Raton, FL, March 30, 2004 - JAG Media Holdings, Inc. (OTCBB: JGMHA) announced today that it has retained Transfer Online, Inc. to handle the exchange in connection with its upcoming recapitalization and to act as the Company's new transfer agent.

Transfer Online will offer our shareholders many new online features which will make it easier for registered shareholders to manage their holdings in JAG Media and also make communication between the Company and its shareholders more efficient. The Company will notify shareholders shortly regarding the different new features that will be made available to them and the Company by Transfer Online.

Transfer Online is currently coordinating with the Company and its current transfer agent to effectuate a transition of the Company's shareholder records. It is anticipated that such transition will be completed by April 30, 2004, at which time Transfer Online will become the Company's new transfer agent. Shareholders are asked to not contact Transfer Online with any inquiries until May 1, 2004.

In light of the Company's retention of Transfer Online as its new transfer agent, the Company has also decided to extend the effective date for its recently adopted recapitalization from April 8, 2004 to May 21, 2004. The Company believes this extension will facilitate a smoother transition and put Transfer Online in the best position to prepare for and handle the upcoming recapitalization.

The Company will notify shareholders shortly regarding the procedures for implementing the mandatory exchange of their shares. Until such notification, stockholders should not send any certificates to the Company or its transfer agent for exchange. However, shareholders are reminded again that the only way they can assure themselves of receiving the new shares of the Company's common stock that will be issued in connection with the recapitalization is to obtain physical stock certificates for their current Class A and/or Series 1 Class B common shares. Accordingly, shareholders may wish to utilize this period prior to the effective date of the recapitalization to obtain stock certificates for their shares in lieu of relying on their broker to include their name in the beneficial owner list that the broker must submit to the Company's transfer agent in connection with the exchange.


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About JAG Media Holdings, Inc.

JAG Media Holdings, Inc. is a provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company's website is located at www.jagnotes.com.


Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

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